Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Security Agreement”) is made as of May 7, 2012 by LUCID, INC., a New York corporation (the “Debtor”) in favor of NORTHEAST LCD CAPITAL, LLC, a Maine limited liability company (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Secured Party has made a loan to the Debtor evidenced by that certain Secured Demand Promissory Note dated as of the date hereof and executed by the Debtor in favor of the Secured Party (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Note”);

WHEREAS, the Debtor desires to grant the Secured Party a security interest in certain Collateral (as defined below) as security for the full and punctual payment of the Note and to secure all the Secured Obligations (as defined below);

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                                              Defined Terms.

(a)                                 The following terms shall have the meanings ascribed to them below or in the Sections of this Security Agreement as indicated below:

“Collateral” means all properties, rights and assets of Debtor described on Exhibit A.

“Event of Default” means any Event of Default under the Note.

“Secured Obligations” means (i) all obligations of the Debtor under the Note, including the obligation to make payment in respect of the Note when and as due, whether on demand, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all obligations of the Debtor to the Secured Party under this Agreement, and (iii) all reasonable, documented out-of-pocket expenses incurred by the Secured Party in collecting or enforcing any obligations referred to above or in protecting, preserving or realizing on the Collateral.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Maine (the “ME UCC”); provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Maine, then the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction or jurisdictions for purposes of the provisions hereof relating to perfection or priority and for purposes of definitions related to such provisions.

(b)                                 Capitalized terms used herein and not defined herein have the meanings set forth in the Note.  Capitalized terms used herein that are defined in Article 1, Article 8 or Article 9 of the ME UCC as in effect on the date hereof shall have the respective meanings set forth therein.  In the event of any inconsistency between the definitions in the Note and the definitions in the ME UCC, the definitions in the Note shall govern.

2.                                      Grant of Security Interest. Debtor hereby grants Secured Party, to secure the payment and performance in full of all of the Secured Obligations, a continuing security interest in, and pledges to Secured Party, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

3.                                      Rights and Remedies of the Secured Party and Rights of the Debtor Related to Collateral. If an Event of Default shall have occurred and be continuing under the Note, the Secured Party may take any one or more of the following actions:

(a)                                 exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between the Debtor and the Secured Party. Without in any way requiring notice to be given in the following time and manner, the Debtor agrees that any notice by the Secured Party of the sale, disposition, redemption or other intended action hereunder in connection with the Collateral, whether required by the UCC or otherwise, shall constitute reasonable notice to the Debtor if such notice is sent by overnight messenger service at least five days prior to such action, to the Debtor’s address specified in Section 9;

(b)                                 transfer any of the Collateral into the name of the Secured Party or its nominee and exercising any redemption rights with respect thereto;

(c)                                  enforce collection of any of the Collateral by suit or otherwise; surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligation of any nature of any party with respect thereto; and exercise all other rights of the Debtor in any of the Collateral; and

(d)                                 take possession or control of any proceeds of the Collateral.

(e)                                  In addition to the above, upon the occurrence and during the continuance of an Event of Default and notice by the Secured Party to the Debtor, the Secured Party or its nominee or nominees shall have the sole and exclusive right to exercise all voting and consensual powers pertaining to the Collateral or any part thereof, exercising such powers in such manner as the Secured Party may elect.

The rights of the Secured Party hereunder shall not be conditioned or contingent upon the pursuit by the Secured Party of any right or remedy against the Debtor or against any other Person that may be or become liable in respect of all or any part of the Secured Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto.  The Secured Party shall be under no obligation to collect, attempt to collect, protect or enforce the Collateral or any security therefor, or otherwise dispose of any Collateral upon the request of the Debtor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof, which Debtor agrees and undertakes to do at Debtor’s expense, but the Secured Party may do so in its discretion at any time when an Event of Default has occurred and is continuing and at such time the Secured Party shall have the right to take any steps by judicial process or otherwise it may deem proper to effect the collection of all or any portion of the Collateral or to protect or to enforce the Collateral or any security therefor. All expenses (including, without limitation, reasonable, documented attorneys’ fees and expenses) incurred or paid by the Secured Party in connection with or incident to any such collection or attempt to collect the Collateral or actions to enforce the Collateral or any security therefor shall be borne by the Debtor or reimbursed by the Debtor to the Secured Party upon demand.  The proceeds received by the Secured Party as a result of any such actions in collecting or enforcing or protecting the Collateral shall be held by the Secured Party without liability for interest thereon and may be applied by the Secured Party as the Secured Party may deem appropriate toward payment of any of the Secured Obligations in such order or manner as the Secured Party may elect in accordance with Section 6 hereof.

4.                                      Further Assurances. At any time and from time to time, upon the reasonable request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Secured Party may reasonably deem necessary for the Secured Party to obtain the full benefits of this Security Agreement and the rights and powers herein granted (including, without limitation, in connection with any sale of the Collateral or any part thereof by the Secured Party when an Event of Default has occurred and is continuing), such action to include the filing of any financing or continuation statements under the provisions of any applicable UCC in effect with respect to the liens and security interests granted hereby and transferring Collateral to the Secured Party’s possession or control (if a security interest in such Collateral can be perfected by possession or control).  The Debtor also hereby authorizes the Secured Party to file any such financing or continuation statement to the extent permitted by applicable law and the Secured Party shall promptly provide the Debtor with copies of such statements. If required in order to ensure compliance with the provisions of the Note and except in the cases where such Collateral as listed below is immaterial (i) to the extent that any of the Collateral consists of negotiable instruments, securities or like properties which require the endorsement of the Debtor thereon or the specific assignment by the Debtor thereof, the Debtor agrees to immediately endorse and assign the same to the Secured Party duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto and (ii) to the extent that any part of the Collateral is at any time evidenced by a note, certificate of security, instrument or other document of a character where a security interest therein may be perfected by possession, then the Debtor agrees that it will promptly turn such note, certificate, instrument or other document over to the Secured Party.

5.                                      Reserved.

6.                                      Application of Proceeds.  The proceeds of the Collateral at any time received by the Secured Party upon the occurrence and during the continuation of any Event of Default and any funds or payments received by the Secured Party, when received by the Secured Party in cash or its equivalent, shall be applied by the Secured Party to the payment and satisfaction of the Secured Obligations as follows:

FIRST, to the Secured Party in an amount equal to any costs, expenses, indemnities, reimbursements or other amounts (including any interest on any of the foregoing) payable by the Debtor to the Secured Party under this Agreement, until all such obligations have been paid in full;

SECOND, to the Secured Party, until all such Secured Obligations have been paid in full; and

THIRD, after payment in full of all Secured Obligations, to the Debtor or its successors or assigns, as their interests may appear, or as a court of competent jurisdiction may direct.

The Secured Party shall promptly notify the Debtor of each such application, including the amount and nature of the Secured Obligations paid with such proceeds.  The Debtor shall remain liable to the Secured Party for any deficiency.

7.                                      Termination of Security Agreement.

(a)                                 This Security Agreement and the security interests and all related rights and powers granted or created hereunder shall terminate if all amounts payable by the Debtor under, and all of the Debtor’s other obligations under, the Secured Obligations shall have been indefeasibly paid in full and otherwise discharged and the Note shall have been terminated.

(b)                                 Upon the termination of this Security Agreement as provided in clause (a) above, the Secured Party shall, at the Debtor’s request and expense, take all reasonable action necessary or appropriate to confirm the termination of all rights, powers and interests under this Security Agreement and the release of the Collateral (to the extent released) from the security interests granted or created hereunder, including, without limitation, the execution and delivery of termination statements and releases and, where appropriate, the return of physical possession and control of such Collateral.

8.                                      Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Debtor for liquidation or reorganization, should the Debtor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Debtor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9.                                      Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party or whenever any of the parties desires to give or serve upon any other communication with respect to this Security Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in person with receipt acknowledged or sent by facsimile or e-mail (with the original being sent by overnight messenger service or by registered or certified mail, return receipt requested, postage prepaid), addressed as follows:

(a)                                 if to the Debtor, to it at the following address: 95 Methodist Hill Drive, Suite 500, Rochester, NY 14623, attention: Martin J. Joyce, fax no. (585) 239-9806, mjoyce@lucid-tech.com

(b)                                 if to the Secured Party, to it at the following address: c/o Wesley Crowell, Bergen & Parkinson, LLC, 62 Portland Rd., Suite 25, Kennebunk, ME 04043, attention : Wesley Crowell, wcrowell@bergenparkinson.com or at such other address for any such party as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which the same shall be received by the recipient thereof.

10.                               Severability.  Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.                               Waivers; Amendments.

(a)                                 No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Secured Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Secured Party from time to time.

(b)                                 No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto. Any waiver of any provision of this Agreement or consent hereunder shall be effective only in the specific instance and for the specific purpose for which it is given.

12.                               Successors and Assigns;.  This Security Agreement and all the rights of the Debtor hereunder shall not be assigned by the Debtor.  This Security Agreement may be assigned by the Secured Party in accordance with the Note and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party and its successors and assigns.

13.                               Governing Law.  This Note shall be governed by the laws of the State of Maine, exclusive of its conflicts of laws principles.

14.                               Indemnification.  The Debtor agrees to indemnify and hold harmless the Secured Party, and any of its directors, officers, employees, agents, attorneys and affiliates (each such indemnified Person, an “Indemnified Party”) from and against any and all reasonable direct losses, liabilities, claims, damages or expenses of any kind whatsoever that may be imposed on or incurred by any Indemnified Party relating to its preservation or enforcement of rights against the Debtor under this Agreement, including, but not limited to, reasonable, documented attorneys’ fees (which may include costs allocated by the Secured Party’s internal legal department), and settlement costs, except, in each case, such as arise from any Indemnified Party’s (i) gross negligence, bad faith or willful misconduct or (ii) material breach of this Agreement.  The agreement of the Debtor in this Section 14 shall survive the payment of the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

15.                               WAIVER OF JURY TRIAL.  THE DEBTOR AND THE SECURED PARTY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SECURITY AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS SECURITY AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR OTHER MODIFICATIONS TO THIS SECURITY AGREEMENT OR TO ANY OTHER DOCUMENT OR AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT.

16.                               Jurisdiction.  The Debtor hereby submits to personal jurisdiction in the Commonwealth of Massachusetts and hereby irrevocably submits to the non-exclusive jurisdiction of any competent state or federal district court sitting in the City of Boston, Massachusetts, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Security Agreement. The Debtor hereby irrevocably waives any objection to any proceeding brought in the aforesaid courts and to the laying of the venue of any such suit, action or proceeding, and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Notwithstanding the foregoing, nothing herein shall in any way affect the right of the Secured Party to bring any action arising out of or relating to this Security Agreement in any competent court elsewhere having jurisdiction over the Debtor or its properties.

17.                               Execution in Counterparts.  This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered on the date first set forth above.

LUCID, INC., as the Debtor

By:	/s/ Martin J. Joyce
	Name:	Martin J. Joyce
	Title:	Chief Financial Officer

Accepted and acknowledged by:

NORTHEAST LCD CAPITAL, LLC,
as the Secured Party

By:	/s/ C. Wesley Crowell
	Name:	C. Wesley Crowell
	Title:	Manager

EXHIBIT A — COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All of Borrower’s assets, including all goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, Intellectual Property, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all Borrower’s books and records relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing or anything to the contrary in the Security Agreement, the Collateral shall not, in any event, consist of any of the voting stock of any Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the IRC.

“Account” is any “account” as defined in the UCC with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Equipment” is all “equipment” as defined in the UCC with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, leasehold improvements, software and any interest in any of the foregoing.

“General Intangibles” is all “general intangibles” as defined in the UCC in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), and rights to payment of any kind.

“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:

(i)                                     its Copyrights, Trademarks and Patents;

(ii)                                  any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(iii)                               any and all source code;

(iv)                              any and all design rights which may be available to a Borrower;

(v)                                 any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(vi)                              all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the UCC in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.